U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 28, 2010

MAJIC Wheels Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53110	98-0533882
(Commission File No.)	(IRS Employer Identification No.)

7908 Interstate Court
North Ft Myers, FL 33917
Phone Number:  239-567-4702
(Address and telephone number of principal executive offices and place of business)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03   Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On or about July 28, 2010, the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of 50.1% of the total issued and outstanding shares of voting stock of the Company approving a Certificate of Amendment to the Certificate of Incorporation of the Company, pursuant to which the Company will increase the authorized capital of the Company to a total of 5,000,000,000 shares of common stock plus 10,000,000 shares of preferred stock, both with a par value of $0.0001 per share.

The Company on about January 25, 2012, filed with the Secretary of the State of Delaware to increase the authorized capital of the Corporation to be 5,000,000,000 shares of common stock plus 10,000,000 shares of preferred stock, both with a par value of $0.0001 per share.

Section 9 – Financial Statement And Exhibits

Item 9.01   Financial Statement and Exhibits.

(c)   Exhibits.

Exhibits 3.1	Amendment to Certificate of Incorporation

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJIC WHEELS CORP

Dated: January 31, 2012	By:	/s/ Denise Houghtaling
Denise S. Houghtaling
President

3